Exhibit 32.2

UNITED MARITIME GROUP, LLC

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of United Maritime Group, LLC (the “Company”) on Form 10-Q for the period ending March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason Grant, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

UNITED MARITIME GROUP, LLC

By:	/s/ Jason Grant
Jason Grant
Chief Financial Officer (duly authorized signatory, principal financial officer of the Company)

Date: May 14, 2012